UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

SoOum Corp.

(Name of small business in its charter)

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Minnesota	000-7475	41-0831186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
590 Madison Avenue Suite 1800 New York, NY 10022
(Address of principal executive offices)

Registrant's telephone number:  (480) 287-6675

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 -Changes In Registrant’s Certifying Accountant

The Board of Directors of SoOum Corp. (the "Company"), acting as the Company’s Audit Committee, announces that it has appointed Benjamin & Young, LLP, Certified Public Accountants ("BYCPA") as SoOum’s independent auditors for the 2017 fiscal year, replacing Hall & Company CPAs & Consultants, Inc. ("HALL"). BYCPA’s address is 2361 Campus Drive Suite 260 Irvine, CA 92612.

This action effectively dismisses HALL as the Company's independent auditor for the fiscal year ending December 31, 2017. The report of HALL on the Company's consolidated financial statements for the year ended December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles , except that the reports contained a modification to the effect that there was substantial doubt as to the Company’s ability to continue as a going concern ..  For the years ended December 31, 2015 and 2016 and through the date of this Form 8-K, there have been no disagreements with HALL on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to HALL’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.  For the years ended December 31, 2014 and 2015 and through the date of this Form 8-K, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided HALL with a copy of this form 8-K and the Company has requested that HALL furnish a letter addressed to the Commission stating whether it agrees with the statements above.

For the years ended December 31, 2015 and 2016 and through the date of this form 8-K.  Neither the Company nor anyone acting on the Company's behalf consulted BYCPA with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.  BYCPA has been asked to review this disclosure and BYCPA has been provided an opportunity to furnish a letter to the SEC containing any new information, clarification, or disagreement with the statements made herein.

Item 9.01-Exhibits

Exhibit 16- Letter from Certifying Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOOUM CORP.
Dated: March 30, 2018	By:	/s/ William Westbrook William Westbrook
	Title:	President

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